EXECUTION COPY

INDYMAC BANK, F.S.B.,

as Seller

and

GOLDMAN SACHS MORTGAGE COMPANY,

as Purchaser

_________________

SECOND AMENDED AND RESTATED

MASTER MORTGAGE LOAN PURCHASE AGREEMENT

dated as of March 1, 2006

_________________

Fixed and Adjustable Rate First and Second Lien Residential Mortgage Loans
(SERVICING RETAINED)

TABLE OF CONTENTS

EXHIBITS
Exhibit A	Schedule of Collateral Documents	A-1
Exhibit B	Form of Purchase Confirmation	B-1
Exhibit C	Reserved	C-1
Exhibit D	Form of Trade Confirmation	D-1
Exhibit E	Mortgage File	E-1

MASTER MORTGAGE LOAN PURCHASE AGREEMENT

This Second Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006 (the “Agreement”), between IndyMac Bank, F.S.B. having an address at 3465 East Foothill Boulevard, Pasadena, California 91107 (“Indymac”), and Goldman Sachs Mortgage Company, having an address At 85 Broad Street, New York, New York 10004 (the “Purchaser”).

R E C I T A L S

The Purchaser and Indymac are parties to that certain Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of November 1, 2005, as amended (the “Original Purchase Agreement”), pursuant to which, from time to time, the Purchaser has agreed to purchase from Indymac, and, from time to time, Indymac has agreed to sell to the Purchaser all of Indymac’s right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Indymac and the Purchaser.

At the present time, the Purchaser and Indymac desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement or the Original Purchase Agreement.

In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indymac and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agency: Either Fannie Mae or Freddie Mac.

Agreement: This Master Mortgage Loan Purchase Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

Combined Loan to Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The file retained by Indymac that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Indymac on microfilm or any other comparable medium.

Custodial Account: The account or accounts created and maintained pursuant to Section 4.4 of the Servicing Agreement, each of which shall be an Eligible Account.

Custodial Agreement: The agreement, that governs the temporary retention of the Collateral Files by the Custodian with respect to a Closing Date.

Custodian: Deutsche Bank Trust Company Americas, its successor in interest or assign, or such other custodian that may be designated by the Purchaser from time to time.

Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 3.02.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Eligible Account: An account or accounts (i) maintained with a federal or state chartered depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in its highest rating categories at the time of any deposit therein and (ii) the deposits of which are insured up to the maximum permitted by the FDIC.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.6 of the Servicing Agreement, each of which shall be an Eligible Account.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1 of the Servicing Agreement.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fannie Mae: The Federal National Mortgage Association or any successor organization.

First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

Funding Deadline: With respect to each Closing Date, one o’clock (1:00) p.m. New York time.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 6, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index: With respect to any Adjustable Rate Mortgage Loan on each Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

Indymac: IndyMac Bank, F.S.B., or any successor or assign to Indymac under this Agreement as provided herein.

Indymac Information: As defined in Section 6.07(c).

Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Indymac in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Indymac to pay the premium due on the PMI Policy with respect to such LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which Indymac is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

MIC: A mortgage insurance certificate issued by HUD.

Missing Credit Documents: As defined in Section 2.04 hereof.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: With respect to a Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien, upon a leasehold estate of the Mortgagor. With respect to a Cooperative Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

Mortgage File: With respect to any Mortgage Loan, the items listed in Exhibit E hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property (or, in the case of each Co-op Loan, of the related Cooperative Unit); (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan (i.e., fixed rate, first lien, second lien or adjustable rate mortgage loan); (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time; (11) the Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV and CLTV, each at origination and if the First Lien Mortgage Loan has a second lien, the combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan has negative amortization and the maximum amount of such negative amortization; (20) a code indicating whether the Mortgage Loan had a second lien at origination; (21) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (22) a code indicating whether the Mortgaged Property is a leasehold estate; (23) the due date of the Mortgage Loan; (24) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (25) the certificate number of the Primary Mortgage Insurance Policy; (26) the amount of coverage of the Primary Mortgage Insurance Policy; (27) the type of appraisal; (28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) a code indicating whether the Mortgage Loan is subject to a prepay penalty and the terms of such prepayment penalty; (30) documentation type (including asset and income type); (31) first payment date; (32) the schedule of the payment delinquencies in the prior 12 months and (33) FICO score. With respect to any Adjustable Rate Mortgage: (a) the Gross Margin; (b) the Periodic Rate Cap; (c) the Lifetime Rate Cap; (d) the first Interest Adjustment Date cap and the Interest Adjustment Date frequency; (e) the minimum Mortgage Interest Rate; (f) the first Interest Adjustment Date immediately following the Cut-off Date; and (g) the Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the next nearest ten thousandth (.0001)) and the applicable time frame for determining the Index.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage. With respect to a Cooperative Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note and their successors in title to the Mortgaged Property.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Indymac would follow in servicing mortgage loans held for its own account.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds: Proceeds of any PMI Policy.

Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser’s due diligence as contemplated in Section 2.02, are intended to be sold under this Agreement as a Mortgage Loan Package.

Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Indymac and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Indymac in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

Purchaser: The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to “Purchaser” as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in Section 6.07.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Credit File or the Mortgage File, (b) the absence of a document in the Credit File or Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by Indymac, but, in each case, only if the affected Mortgage Loan would cease to qualify as a “qualified mortgage” for purposes of the REMIC provisions.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Indymac in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan).

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction pursuant to Section 6.07, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Securitization Transaction pursuant to Section 6.07 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate in writing.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition: The final sale by Indymac of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

REO Property: A Mortgaged Property acquired by Indymac on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of repurchase plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase plus (iii) with respect to any Mortgage Loan included in a Securitization Transaction, damages incurred by the Purchaser or its assignee including the trust in any securitization in connection with any violation by such Mortgage Loan of any predatory or abusive lending law provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller, the amount described in clause (ii) shall be computed at the sum of (a) the Mortgage Loan Remittance Rate and (b) the Servicing Fee Rate.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second Mortgage on the related Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

Seller Information: As defined in Section 7.04(a).

Servicing Agreement: The agreement dated as of November 1, 2005 and signed by the Purchaser and Indymac with respect to the administration and servicing of the Mortgage Loans.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Indymac, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Indymac, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Indymac shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Third Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Indymac and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, the Custodial Agreement, the Servicing Agreement and this Agreement.

Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

PRE-CLOSING AND CLOSING PROCEDURES

Section 2.01 Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser, all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans on account of interest and principal due after the Cut-off Date, shall be held by Indymac in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and Indymac shall retain record title to the related Mortgage Loans for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on Indymac’s balance sheet and other financial statements as a sale of assets by Indymac. Indymac shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, Indymac shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project under the Underwriting Guidelines, and periodic inspection reports as required by Section 3.15 of the Servicing Agreement. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by Indymac may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as Indymac complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time. Indymac shall indemnify the Purchaser and hold it harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the unenforceability (as determined by a court of competent jurisdiction) of any Mortgage Loan document recreated in the manner described in the foregoing sentence against the applicable Mortgagor as a result of such recreation or the absence of such original Mortgage Loan document.

Section 2.02 Due Diligence by the Purchaser.

Review of Credit File and Mortgage File. At least 15 days prior to the Closing Date, Indymac shall make available to the Purchaser the Credit File and the Mortgage File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package and shall accommodate reasonable requests by the Purchaser to provide personnel and documents as necessary to facilitate the review. The Purchaser shall have the right to review the Credit File and the Mortgage File for each such Preliminary Mortgage Loan, at Indymac’s offices or such other location agreed upon by the Purchaser and Indymac, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser’s sole discretion; provided, further, that the Purchaser, in its sole discretion, has the right to reject any Preliminary Mortgage Loan if the original Mortgage Note for such Preliminary Mortgage Loan is lost. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Indymac shall have the opportunity, at the discretion of the Purchaser, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement, provided that the Purchaser and Indymac shall notify the other upon discovery of any breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Credit Files and the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement, subject to the notification requirement of Section 3.03.

Section 2.03 Identification of Mortgage Loan Package.

At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File or the Mortgage File is missing material documentation (as used therein, the “Missing Credit Documents”), Indymac agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Indymac’s obligation to deliver the Missing Credit Document within the time specified above, Indymac shall repurchase such Mortgage Loan at the Repurchase Price.

Section 2.05 Delivery of Collateral Files.

Custodial Agreement. Indymac shall, no later than five (5) Business Days prior to the related Closing Date, pursuant to the Custodial Agreement deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute, and cause the Custodian to execute, the Custodial Agreement. The Custodian has certified its receipt of all such Collateral Documents required to be delivered pursuant to the Custodial Agreement. Indymac will be responsible for the fees and expenses with respect to the delivery and will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to Indymac or to any prior owners of or mortgagees with respect to the Mortgage Loans) or Form UCC-3’s for Cooperative Loans. The Purchaser will be responsible for the Custodian’s fees and expenses as set forth in the Custodial Agreement.

Indymac shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.1(c) or 5.1 of the Servicing Agreement within two weeks of their execution, provided, however, that Indymac shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, Indymac shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above.

Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.05 are not delivered as required within 90 days following the Closing Date or as otherwise extended as set forth above, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by Indymac in accordance with Section 3.03 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event Indymac cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that Indymac shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate from Indymac confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

If Indymac, the Purchaser or the Custodian finds any document or documents constituting a part of a Credit File or Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify Indymac. Indymac shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. Indymac hereby covenants and agrees that, if any material defect cannot be corrected or cured, Indymac will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 60 days of the date such defect is discovered.

Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, Indymac delivers an Officer’s Certificate to the Purchaser certifying that Indymac is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant Indymac an extension to correct or cure such defect. The extension shall not extend beyond (1) if the defect is a Qualification Defect, the date that is 60 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as Indymac demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Company received the original notice of the defect.

Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify Indymac of any defective or missing document in a Credit File or Mortgage File within such 90-day period, or the failure of the Purchaser to require Indymac to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require Indymac to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.03 hereof.

Section 2.06 Purchase Confirmation.

Upon confirmation with the Purchaser of a Mortgage Loan Package, Indymac shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Indymac.

Section 2.07 Closing.

The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

(a) All of the representations and warranties of Indymac under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(b) Both parties shall have executed and delivered the related Purchase Confirmation, Trade Confirmation, Servicing Agreement and Custodial Agreement;

(c) Indymac shall have delivered and released to the Custodian all documents required pursuant to this Agreement and the Custodial Agreement; and

(d) All other terms and conditions of this Agreement have been complied with.

Section 2.08 Payment of the Purchase Proceeds.

Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Indymac on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Indymac on or before the Funding Deadline.

Section 2.09 Entitlement to Payments on the Mortgage Loans.

With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date) due after the Cut-off Date.

Section 2.10 Payment of Costs and Expenses.

The Purchaser and Indymac shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser.

Section 2.11 MERS Mortgage Loans and the MERS System.

(a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Indymac pursuant to this Agreement, Indymac shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Indymac shall be in lieu of Indymac delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Indymac shall, in accordance with Section 2.05, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

(b) In connection with the MERS System, Indymac is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Indymac is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01 Representations and Warranties Respecting Indymac.

Indymac represents, warrants and covenants to the Purchaser, its successors and assigns that as of each Closing Date:

(a) Organization and Standing. Indymac is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Indymac and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligation of Indymac; and all requisite corporate action has been taken by Indymac to make this Agreement valid and binding upon Indymac in accordance with its terms;

(b) Due Authority. Indymac has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan;

(c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Indymac, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Indymac pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(d) No Conflict. Neither the acquisition or origination of the Mortgage Loans by Indymac, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Indymac’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Indymac is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Indymac or its property is subject;

(e) Approved Seller. Indymac is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make Indymac unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements. Furthermore, if at any time prior to the termination of this Agreement, Indymac is unable to comply with any of the Fannie Mae, Freddie Mac or HUD eligibility requirements, it shall immediately notify the Purchaser that it is no longer an approved seller/servicer as defined in the first sentence above;

(f) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Indymac’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Indymac would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Indymac to service the Mortgage Loans hereunder in accordance with the terms hereof, or Indymac’s ability to perform its obligations under this Agreement;

(g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Indymac, of or compliance by Indymac with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(h) Reasonable Servicing Fee. Indymac acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Indymac, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(i) Ability to Perform. Indymac does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Indymac is solvent and the sale of the Mortgage Loans will not cause Indymac to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of Indymac’s creditors;

(j) No Untrue Information. Neither this Agreement nor any statement, report or other document prepared and furnished, or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby, by Indymac contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k) Sale Treatment. Indymac has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l) Fair Credit Report Act. Indymac, in its capacity as servicer for each Mortgage Loan, has fully furnished (or caused to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) or their successors and assigns, on a monthly basis;

(m) No Brokers’ Fees. Indymac has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(n) Fair Consideration. The consideration received by Indymac upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

(o) USA Patriot Act of 2001. Indymac has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Indymac has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(p) Insured Depository Institution Representations. Indymac is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, Indymac makes the following additional representations and warranties:

(i) This Agreement between the Purchaser and Indymac conforms to all applicable statutory and regulatory requirements; and

(ii) This Agreement is (1) executed contemporaneously with the agreement reached by the Purchaser and Indymac, (2) approved by a specific corporate or banking association resolution by the Seller’s board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of Indymac. A copy of such resolution, certified by a vice president or higher officer of the Indymac has been provided to the Purchaser.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

With respect to each Mortgage Loan (unless otherwise specified below), Indymac represents and warrants to the Purchaser, its successors and assigns, as of the related Closing Date, that:

(a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

(b) No Delinquencies or Advances. All payments required to be made and credited prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Indymac has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

(c) Taxes, Assessments, Insurance Premiums and Other Charges. There are no defaults by Indymac or any prior originator in complying with the terms of the Mortgage and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

(e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) Hazard and Flood Insurance. All buildings and other customarily insured improvements upon the Mortgaged Property are insured in an amount which is not less than the lesser of (i) the maximum insurable value of the Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount that would prevent the Mortgagor from becoming a co-insurer, by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy. All such insurance policies contain a standard mortgagee clause naming Indymac, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefor from the Mortgagor;

(g) Compliance with Applicable Law. All applicable local, state and federal laws including without limitation usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending and disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and Indymac shall maintain in its possession, available for the Purchaser’s inspection and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.

(h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Indymac has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Indymac waived any default.

(i) Enforceability of Mortgage Documents. The Mortgage Note, the Mortgage and any related modifications, assignments and assumptions are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

(j) Valid First or Second Lien on Mortgage Loans that are not Cooperative Loans. Each related Mortgage is a valid, perfected, existing and enforceable first or second lien or a first priority ownership interest in an estate in fee simple in the Mortgaged Property, including, for Mortgage Loans that are not Cooperative Loans, all improvements on the Mortgaged Property, securing the related Mortgage Note, except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgage may secure and create a first lien upon a leasehold estate of the Mortgagor. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

(k) Valid First Liens on Cooperative Loans: With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interests in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority equal to or over the Indymac’s security interest in such cooperative shares;

(l) [Reserved];

(m) With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(n) With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Cooperative Lease;

(o) Leasehold Interests. With respect to any ground lease to which a Mortgaged Property may be subject: (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease: (ii) such ground lease is in full force and effect; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed and (vii) the term of such lease does not terminate earlier than 5 years following the maturity date of the Mortgage Note.

(p) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(q) Sole Owner. Indymac is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. The Mortgage Loan is not assigned or pledged, and Indymac has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, participation interests, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement. Indymac intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan as set forth in the Servicing Agreement. After the Closing Date, Indymac will not have any right to modify or alter the terms of the sale of the Mortgage Loan, nor will Indymac have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by Indymac and the Purchaser.

(r) Title Insurance. Each Mortgage Loan is covered by an ALTA lender’s title insurance policy included in the related Servicing File, acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Indymac, its successors and assigns as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Indymac is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Indymac, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(s) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Indymac has not waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(t) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(u) Origination and Collection Practices. The origination and collection practices used by Indymac with respect to each Mortgage Loan and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Indymac and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Indymac have been capitalized under any Mortgage or the related Mortgage Note. All payments have been collected in compliance with local, state and federal law and the terms of the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with local, state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(v) No Condemnation or Damage. There is no proceeding pending or, to Indymac’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(w) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(x) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency, and such appraisal complies with the requirements of FIRREA; furthermore, the appraisal type for each Mortgage Loan is accurately reflected on the Mortgage Loan Schedule;

(z) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(aa) Private Mortgage Insurance. Each PMI Policy has been issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as required by FHMA or Freddie Mac. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan;

(bb) Lawfully Occupied. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities. No improvements violate local zoning laws;

(cc) Assignment of Mortgage. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms that are customary in the mortgage origination and servicing business;

(ee) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan, Home Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. This representation and warranty is a Deemed Material Breach Representation.

(ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to each Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan

(gg) Type of Mortgaged Property. If a portion of the Mortgaged Property was being used for commercial purposes then (i) the mixed use of the property represents a legal, permissible use of the property under the local zoning requirements, (ii) the Mortgagor is the owner and the operator of the business, (iii) the Mortgaged Property is primarily residential in nature and (iv) the market value of the property is primarily a function of its residential characteristics.

(hh) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above

(ii) Servicemembers Civil Relief Act. The Mortgagor has not notified Indymac, and Indymac has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state law;

(jj) Payment Terms. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (or interest, in the case of any Mortgage Loan for which monthly payments consist of only interest for a period of time specified on the Mortgage Loan Schedule), (provided that, the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date with respect to an Adjustable Rate Mortgage, and interest is calculated and payable in arrears) providing for full amortization by maturity over a scheduled term of no more than 30 years. No Mortgage Loan converts, pursuant to the terms of the related Mortgage Note, from having interest accrue on the principal amount thereof based on an adjustable rate to having interest accrue based on a fixed rate, and no Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate, Lifetime Rate Cap, each applicable Periodic Rate Cap and each applicable Interest Adjustment Date for each Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule;

(kk) Origination. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a saving bank, a commercial bank or similar banking institution which is supervised by a Federal or State authority.

(ll) Loan-to-Value Ratio; CLTV; No Foreclosures. The Combined Loan to Value Ratio as to any Mortgage Loan was no greater than 100% at the time of its origination or refinancing, as applicable. No Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceedings;

(mm) Underwriting Guidelines. The Mortgage Loan was underwritten substantially in accordance with Indymac’s underwriting guidelines at the time of origination, subject to such reasonable variances as Indymac approved. (the “Underwriting Guidelines”);

(nn) Adverse Selection. Indymac used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loan Package;

(oo) Environmental Matters. There is no pending action or proceeding directly involving any Mortgaged Property of which Indymac is aware in which compliance with any environmental law, rule or regulation is an issue. To the best of Indymac’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(pp) No Bankruptcy; Acceptable Investment. The Mortgagor is not in bankruptcy and is not insolvent;

(qq) No Additional Payments. There is no obligation on the part of Indymac or any other party to make payments in addition to those made by the Mortgagor;

(rr) No Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004 and underlying the security, neither the related mortgage nor the related mortgage note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material and Adverse Representation;

(ss) No Credit Insurance Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or property insurance product) in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

(tt) Mortgage Loans with Prepayment Premiums. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(uu) Qualified Mortgage. Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

(vv) Credit Reporting. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Indymac to the Purchaser, Indymac has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(ww) Doing Business. Indymac and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xx) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect;

(yy) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(zz) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File;

(aaa) No Advancements. Indymac or any prior originator or servicer has not advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan;

(bbb) Delivery of Mortgage Documents. With respect to each Mortgage Loan, Indymac is in possession of a complete Collateral File except for the documents which have been delivered to the Purchaser or which have been submitted for recording and not yet returned;

(ccc) Lost Note. With respect to each Mortgage where a lost note affidavit has been delivered in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(ddd) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment penalties);

(eee) Construction or Rehabilitation of Mortgaged Property. (i) No Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property and (ii) a Mortgage Loan has a certificate of completion if such Mortgage Loan was made in connection with the construction or rehabilitation of the related Mortgaged Property;

(fff) [Reserved];

(ggg) Conversion to Fixed Interest Rate. No Mortgage Loan is a Convertible Mortgage Loan;

(hhh) Compliance. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(iii) Balloon Mortgage Loans. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(jjj) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the related Mortgagor’s application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

(kkk) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(lll) Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) 1,000 or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides, “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(mmm) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(nnn) Tax Service; Flood Insurance. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and paid in full, life of loan, flood certification contract and each of theses contracts is assignable to the Purchaser; and

(ooo) Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation.

Section 3.03 Remedies for Breach of Representations and Warranties.

(a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Indymac or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

(b) Cure or Repurchase. Within sixty (60) days from the earlier of either discovery by or notice to Indymac of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Indymac shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Indymac shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding anything to the contrary herein, (i) breach of any one of the representation and warranty set forth in clause (uu) in Subsection 3.02 shall be deemed to materially and adversely affect the value of the related Mortgage Loans and, within sixty (60) days of the earlier of either discovery by or notice to Indymac, as the case may be, of such breach, Indymac shall repurchase such Mortgage Loan at the Repurchase Price and (ii) any breach of a Deemed Material and Adverse Representation shall automatically be deemed to materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Indymac of such breach, Indymac shall repurchase such of the Mortgage Loans as shall be necessary to cure such breach at the Repurchase Price.

(c) Substitution or Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.02, Indymac may at the discretion of the Purchaser, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided, however that with respect to a breach of any one of the representations and warranties set forth in clauses (ee), (rr), (ss), (tt), (uu) and (vv), Indymac shall indemnify the Purchaser, its successors and assigns, its affiliates, and their respective directors, officers and employees, as applicable, and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to Indymac’s breach of such representations and warranties. If Indymac elects not to substitute a Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Indymac shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Indymac and the delivery to Indymac of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Indymac is authorized to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Indymac shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s). In connection with any such substitution, Indymac shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Indymac shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Indymac shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Indymac. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Indymac shall thereafter be entitled to retain all amounts subsequently received by Indymac in respect of such substituted Mortgage Loan.

For any month in which Indymac substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Indymac shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Indymac in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, Indymac shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall. Notwithstanding the above, in no event shall Indymac substitute a loan that has been placed in a trust with respect to a securitization.

In addition to such cure and repurchase obligations, Indymac shall indemnify the Purchaser, its successors and assigns, its affiliates, and their respective directors, officers and employees, as applicable, and hold the Purchaser, its affiliates and each such person harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of Indymac’s representations and warranties contained in this Agreements.

Section 3.04 Accrual of Cause of Action.

Any cause of action against Indymac relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Indymac to the Purchaser, (ii) failure by Indymac to cure such breach or substitute or repurchase such Mortgage Loan as specified above, or (iii) demand upon Indymac by the Purchaser for compliance with the relevant provisions of this Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Indymac to Act as Servicer.

Indymac shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of the Servicing Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Indymac may deem necessary or desirable and consistent with the terms of the Servicing Agreement.

ARTICLE V
COVENANTS BY INDYMAC

Section 5.01 Indemnification by Indymac.

Indymac shall indemnify the Purchaser, its affiliates, and their respective directors, officers and employees, as applicable, and hold the Purchaser, its affiliates and each such person harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Indymac to perform its obligations hereunder, including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

Section 5.02 [Reserved]

Section 5.03 Merger or Consolidation of Indymac.

Indymac shall keep in full effect its existence, rights and franchises as a federal savings bank under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Indymac may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which Indymac shall be a party, or any Person succeeding to the business of Indymac, shall be the successor of Indymac hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

Section 5.04 Limitation on Liability of Indymac and Others.

Neither Indymac nor any of the officers, employees or agents of Indymac shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Indymac or any such person against any breach of warranties or representations made herein, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement and, provided further, that this provision shall not protect Indymac or any such person against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. Indymac and any officer, employee or agent of Indymac may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Indymac shall occur and shall not have been remedied within the time limits set forth in Section 7.1 of the Servicing Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Indymac with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Indymac receives such notice; and (ii) immediately complete, sign and return to Indymac any document reasonably requested by Indymac to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Indymac. The Purchaser further agrees that Indymac shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. Indymac shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Indymac may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser’s interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Indymac shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Indymac’s indemnification under Sections 3.03 and 5.01.

Section 5.05 No Transfer of Servicing.

Indymac acknowledges that the Purchaser acts in reliance upon Indymac’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Indymac shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Notices.

All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	to Indymac:

IndyMac Bank, F.S.B
3465 East Foothill Boulevard
Pasadena, California 91107
Attn: Secondary Marketing

(ii)	the Purchaser:

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 6.02 Sale Treatment.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Indymac and not a pledge of the Mortgage Loans by Indymac to the Purchaser to secure a debt or other obligation of Indymac. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Indymac’s business records, tax returns and financial statements. Accordingly, Indymac and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Indymac, and a purchase by the Purchaser, of the Mortgage Loans.

Section 6.03 Exhibits.

The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Indymac and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.04 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

Section 6.05 Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 6.06 Further Agreements.

Indymac shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Indymac such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.07 Assignment of Mortgage Loans by the Purchaser; Securitization Transactions.

(a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Indymac. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than five (5) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 6.07(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

(b) The Purchaser and Indymac agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 6.07(a) hereof, may effect Securitization Transactions and Whole Loan Transfer, retaining Indymac as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.” On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 6.07 is rejected by the related transferee, Indymac shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Indymac shall cooperate with the Purchaser in connection with each Securitization Transaction and Whole Loan Transfer in accordance with this Section 6.07. In connection therewith Indymac shall:

(i) negotiate in good faith and execute any seller/servicer agreement reasonably required to effectuate the Securitization Transaction and Whole Loan Transfer, provided such agreement creates no greater obligation or cost on the part of Indymac than otherwise set forth in this Agreement, and provided further that Indymac shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

(ii) provide as applicable:

(A) information pertaining to Indymac of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

(B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of Indymac as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Securitization Transaction and Whole Loan Transfer. The Purchaser shall pay all reasonable third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Indymac shall not be required to execute any seller/servicer agreement unless a draft of the agreement is provided to Indymac at least 10 days before the Reconstitution Date.

(c) In connection with any (a) Securitization Transaction and (b) Whole Loan Transfer, Indymac shall restate to the Purchaser and, with respect to (a) above, to the applicable depositor (the “Depositor”), trustee (the “Trustee”) and the master servicer (the “Master Servicer”), all representations and warranties contained in this Agreement, with respect to the Mortgage Loans as of the Closing Date and with respect to Indymac itself as of the closing date of each Whole Loan Transfer or Securitization Transaction.

(d) In connection with any Securitization Transaction and Whole Loan Transfer, Indymac shall indemnify, defend and hold harmless the Purchaser, the Depositor, the Trustee, the Master Servicer, their respective affiliates, and their respective directors, officers and employees from and against any and all losses, claims, expenses, damages, liabilities, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs to which any such party may be subject to as a result of any untrue statement of any material fact contained in any information (such information, the “Indymac Information”) prepared and furnished to the Purchaser, the Depositor, the Trustee and the Master Servicer by Indymac for inclusion in any related offering document or prospectus (collectively, “Offering Materials”), or arise out of, or are based upon, any omission in the Indymac Information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse to all such parties, as applicable, for damages or expenses reasonably incurred by it; provided, however, that Indymac shall be liable only insofar as such untrue statement or omission relates solely to the Indymac Information in the Offering Materials furnished to any such party by Indymac specifically for inclusion in the Prospectus Supplement; and

(e) All Mortgage Loans not sold or transferred pursuant to Securitization Transactions or Whole Loan Transfer shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 6.08 Conflicts between Transaction Documents.

In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Servicing Agreement, and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

Section 6.09 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

Section 6.10 Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

Section 6.11 Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by Indymac and the Purchaser and the respective permitted successors and assigns of Indymac and the Purchaser.

Section 6.12 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of Indymac shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 6.13 Solicitation of Mortgagor.

From and after the Closing Date, Indymac hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone or mail, solicit the mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Indymac may solicit any mortgagor from whom it or its servicing affiliate has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by Indymac or any of its affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspapers, radio and television advertisements shall not constitute solicitation nor is Indymac prohibited from responding to unsolicited requests or inquiries made by a mortgagor or an agent of a mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by Indymac or any affiliate of Indymac, shall not be prohibited: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to borrowers of other mortgage loans serviced by Indymac.

Section 6.14 Confidentiality.

Indymac, the Purchaser and their agents shall keep confidential and shall not divulge to any person, other than affiliates, without the written consent of the other party, the terms of this agreement, except (i) to the extent required by law or judicial order or to enforce its rights or remedies under this agreement, the Servicing Agreement, or any applicable agreements, (ii) to the extent such information enters into the public domain other than through the wrongful act of Indymac or the Purchaser, as the case may be, (iii) as is necessary in working with legal counsel, auditors, rating agencies, agents, taxing authorities or other governmental agencies, or (iv) in order to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of this sale or any transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser related to such sale, transaction and tax aspects, all as contemplated by Section 1.6011-4T(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986.

Moreover, Indymac understands and agrees that this Agreement, the Servicing Agreement, any other agreements executed in connection with the sale and servicing contemplated hereunder, any agreements executed in connection with a securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and Indymac agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of Indymac (c) as is necessary in working with legal counsel, auditors, agents, taxing authorities or other governmental agencies, or (d) in order to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of this sale or such securitization and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser related to such sale, securitization and tax aspects, all as contemplated by Section 1.6011-4T(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

Section 6.15 Entire Agreement.

This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Indymac and the Purchaser understand and agree that no employee, agent or other representative of Indymac or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

ARTICLE VII
COMPLIANCE WITH REGULATION AB

Section 7.01 Intent of the Parties; Reasonableness.

The Purchaser and Indymac acknowledge and agree that the purpose of Article VII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, Indymac acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Indymac acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, Indymac shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to Indymac, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with Indymac by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 7.02 Additional Representations and Warranties of Indymac.

(a) Indymac shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 7.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) Indymac is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of Indymac; (ii) Indymac has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving Indymac as servicer has been disclosed or reported by Indymac; (iv) no material changes to Indymac’s policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of Indymac’s financial condition that could have a material adverse effect on the performance by Indymac of its servicing obligations under the Servicing Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against Indymac, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to Indymac, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 7.03, Indymac shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 7.03 Information to Be Provided by Indymac.

In connection with any Securitization Transaction, Indymac shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by Indymac, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a) If so requested by the Purchaser or any Depositor, Indymac shall provide such information regarding (i) Indymac, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, meeting the requirements of Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against Indymac and each Third-Party Originator; and

(D) a description of any affiliation or relationship between Indymac, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to Indymac by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) the depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, Indymac shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) Indymac, if Indymac is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by Indymac (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to Indymac (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by Indymac, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), Indymac shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by Indymac.

If so requested by the Purchaser or any Depositor, Indymac shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to Indymac’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) [Reserved]

(d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, Indymac shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against Indymac or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between Indymac or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Section 7.04 Indemnification; Remedies.

(a) Indymac shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article VII by or on behalf of Indymac, or provided in written or electronic form under this Article VII by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in Seller Information a material fact required to be stated in Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether Seller Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by Indymac or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article VII; or

(iii) any breach by Indymac of a representation or warranty set forth in Section 7.02(a) or in a writing furnished pursuant to Section 7.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by Indymac of a representation or warranty in a writing furnished pursuant to Section 7.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, Indymac shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by Indymac or any Third-Party Originator.

(b) (i) Any failure by Indymac or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article VII, or any breach by Indymac of a representation or warranty set forth in Section 7.02(a) or in a writing furnished pursuant to Section 7.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by Indymac of a representation or warranty in a writing furnished pursuant to Section 7.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to Indymac under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of Indymac as servicer under the Servicing Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to Indymac; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of Indymac as servicer, such provision shall be given effect.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, Indymac and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

INDYMAC BANK, F.S.B.,
the Seller

By:  ________________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
the Purchaser

By:	Goldman Sachs Real Estate Funding Corp., General Partner

By:  ________________________________
Name:
Title:

EXHIBIT A

COLLATERAL DOCUMENTS

1.
Mortgage Note: The original executed Mortgage Note endorsed, “Pay to the order of ______________, without recourse”, or as otherwise directed by the Purchaser, and signed in the name of the Seller by an officer of the Seller, or a lost note affidavit with a copy of the original mortgage note attached; the Mortgage Note shall include all intervening original endorsements showing a complete chain of title from the originator to the Seller;

2.	Assignment of Mortgage: Unless the Mortgage Loan is a MERS Mortgage Loan, the original Assignment of Mortgage in blank.

3.	Guarantee: Personal endorsement and/or guaranty agreements for all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc.).

4.
Mortgage: The original executed Mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon; the standard Fannie Mae/Freddie Mac Condominium Rider or PUD Rider must be attached to the mortgage if the mortgaged property is a condominium or is located in a PUD.

5.
Modifications: Originals of all modification agreements, or certified copies thereof, in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the Mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement.

6.
Intervening Assignments: Originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable.

7.
Cooperative Loans: With respect to each Cooperative Loan: (i) an original copy of the Cooperative Lease naming the Mortgagor, as tenant, or an original copy of the assignment of the Cooperative Lease to Mortgagor together with the original copy of all intervening assignments showing a complete and unbroken chain of title from the original tenant to Mortgagor and an original undated assignment, in blank, of the Cooperative Lease executed by Mortgagor; (ii) the original stock certificate in the name of the Mortgagor together with an undated original stock power relating to such stock certificate executed in blank by the Mortgagor; (iii) a fully executed original recognition agreement in substantially the same form as a standard “AZTECH” form and the original assignment thereof from Indymac to the Purchaser together with the original copy of all intervening assignments showing a complete and unbroken chain of title from the originator of the Mortgage Loan to the Purchaser; (iv) copies of the UCC-1 financing statement naming the originator of the Cooperative Loan, as secured party, with evidence of recording thereon and, if applicable, the executed UCC-3 financing statements (Assignment) or other appropriate UCC financing statements required by applicable state law evidencing a complete and unbroken chain of title from the originator of the Cooperative Loan to Indymac, with evidence of recording thereon, (v) an executed UCC-3 financing statement (Assignment), or other appropriate UCC financing statement required by applicable state law, evidencing the assignment by Indymac to the Purchaser of its interest in the Cooperative Loan, with evidence of recording thereon and (vi) a consent from the cooperative corporation in connection with the Mortgagor’s acquisition of the coop apartment.

A-1

8.
Power of Attorney: To the extent applicable, (x) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (y) an original or copy of any surety agreement or guaranty agreement.

9.
Title Insurance: The original or copy of a policy of title insurance, a certificate of title, or attorney’s opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan.

10.
Assumptions: for each Mortgage Loan with respect to which the borrower’s name as it appears on the note does not match the borrower’s name on the Mortgage Loan Schedule, one of the following: (i) the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement; or (ii) a copy of a marriage certificate, court order, decree or other document evidencing that the two different names refer to the same person.

A-2

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[INDYMAC LETTERHEAD]

[DATE]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn: Howard Altarescu

Re:	Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the “Purchase Confirmation”) between IndyMac Bank, F.S.B.,

(“Indymac”) and Goldman Sachs Mortgage Company (“Purchaser”) sets forth our agreement pursuant to which Purchaser is purchasing, and Indymac is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Second Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006, between Indymac and Purchaser (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of Indymac and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser’s payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Indymac shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Indymac in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Indymac pursuant to the terms of the Agreement.

2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

(a) Closing Date: [DATE].

(b) Cut-off Date: [DATE].

(c) Cut-off Date Balance:

(d) [Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

(e) Missing Credit Documents: As set forth in Exhibit [C] hereto.

Notwithstanding anything contained in Section 2.04 of the Agreement to the contrary, Indymac’s obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Indymac’s obligation to deliver the Missing Credit Document within the time specified in Section 2.04 of the Agreement.

(f) Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

(g) Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

(h) Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

(a) Loan Type: Each Mortgage Loan is a [Adjustable Rate] [Balloon] [Fixed Rate] Mortgage Loan.

(b) Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

(c) Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Indymac’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Indymac) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:

INDYMAC BANK, F.S.B.,	GOLDMAN SACHS MORTGAGE COMPANY

By: _________________________________________ Name: Title:	By: _________________________________________ Name: Title:

EXHIBIT A

to

PURCHASE CONFIRMATION

MORTGAGE LOAN SCHEDULE

(attached)

B-A-1

EXHIBIT B

to

PURCHASE CONFIRMATION

CALCULATION OF PURCHASE PROCEEDS

(attached)

B-B-1

EXHIBIT C

to

PURCHASE CONFIRMATION

MISSING CREDIT DOCUMENTS

LOAN COUNT	LOAN NUMBER	DOCUMENT
1.
2.
3.
4.
5.

B-C-1

EXHIBIT D

to

PURCHASE CONFIRMATION

PENDING MORTGAGE LOANS

LOAN COUNT	LOAN NUMBER	DOCUMENT
1.
2.
3.
4.
5.

B-D-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

FORM OF TRADE CONFIRMATION

[INDYMAC LETTERHEAD]

[DATE]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn: Howard Altarescu

Re:	Sale of $[AMOUNT] Million of Mortgage Loans to Goldman Sachs Mortgage Company (Deal No. yrmm-xxx)

Ladies and Gentlemen:

This Trade Confirmation confirms the agreement between Goldman Sachs Mortgage Company (“Purchaser”) and IndyMac Bank, F.S.B. (“Indymac”) pursuant to which Purchaser has agreed to purchase, and Indymac has agreed to sell, those certain mortgage loans [identified] [summarized] in Exhibit A hereto (the “Mortgage Loans”), subject to the terms set forth herein.

Closing Date:	_________ __, [year] [, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

Commitment Amount:	$______________.

Purchase Price:	$______________.

Percentage:	____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

Product:	[Jumbo] [“A”] [“A-”] [“Alt A”] [Sub-prime] [Conforming] [fixed] [(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

Underwriting Criteria:

Servicing Rights:
RETAINED: Retained by Indymac and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

Prepayment Penalties:	[Indymac] [Purchaser] shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

Documentation:	[Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

Conditions:
[Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Indymac may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

[Indymac’s sale of the Mortgage Loans is expressly subject to (a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Indymac on or before the Closing Date from the current owner of the Mortgage Loans (the “Current Owner”). If either of the foregoing conditions are not satisfied, Indymac shall have no liability to Purchaser.]

Non-Circumvent:
Indymac and Purchaser understand and agree that Indymac may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Indymac and that such relationship of Indymac is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Indymac) with the Current Owner in a similar context.

Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.
Sincerely,	Agreed to and Accepted by:

INDYMAC BANK, F.S.B.,	GOLDMAN SACHS MORTGAGE COMPANY

By: ____________________________________________ Name: [________] Title: [Executive Vice President]	By: _____________________________________ Name: Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

(attached)

D-A-1

EXHIBIT B

UNDERWRITING GUIDELINES

(attached)

D-B-1

EXHIBIT E

CONTENTS OF EACH MORTGAGE FILE

(a) Copies of the Mortgage Loan Documents.

(b) Residential loan application.

(c) Mortgage Loan closing statement.

(d) Verification of employment and income, if required.

(e) Verification of acceptable evidence of source and amount of down payment.

(f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

(g) Residential appraisal report.

(h) Photograph of the Mortgaged Property.

(i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

(j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

(k) Copies of all required disclosure statements.

(l) If applicable, termite report, structural engineer’s report, water potability and septic certification.

(m) Sales Contract, if applicable.

(n) The Primary Mortgage Insurance Policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

(o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

(p) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(q) Amortization schedule, if available.

E-1